Exhibit 99.1

1111 South Arroyo Parkway 91105
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500    Fax 1.626.568.7144
Press Release

FOR IMMEDIATE RELEASE                    October 2, 2012

For additional information contact:
John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803

Jacobs Elects Ralph E. Eberhart to Its Board of Directors

PASADENA, CALIF. - Jacobs Engineering Group Inc. (NYSE:JEC) announced today the election of General Ralph Edward “Ed” Eberhart (USAF Retired) to its Board of Directors.
In announcing the election, Jacobs Board Chairman Noel G. Watson said, “We are very pleased that Ed Eberhart, a former General Officer in the United States Air Force, is joining our board. Ed brings a great deal of valuable experience to our board, particularly in the area of aerospace and defense, as well as in executive business management and corporate governance.”
A graduate of the United States Air Force Academy, General Eberhart held numerous high-level command and staff positions within the Air Force over his 36-year career. He served as Commander of the North American Aerospace Defense Command on 9/11 and, in the aftermath of 9/11, he was selected as the first Commander of the United States Northern Command. He also served as Commander of Air Combat Command and U.S. Space Command.
Since his retirement from the Air Force in 2004, General Eberhart has served as Chairman and President of the Armed Forces Benefit Association, a 400,000 member organization; and is currently on the Board of Directors of several aerospace manufacturing and engineering corporations.
Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.

Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management's current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business

Exhibit 99.1

results to differ materially from our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2011 Form 10-K, and in particular the discussions contained under Items 1 - Business, 1A - Risk Factors, 3 - Legal Proceedings, and 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.  We do not undertake to update any forward-looking statements made herein.

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